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                                                                    EXHIBIT 99.7


                    [MARINE DRILLING COMPANIES LETTERHEAD]




                                                        February 15, 1995


Falcon Drilling Company, Inc.
1900 West Loop South, Suite 1910
Houston, Texas  77027

Attention:     Mr. Steven A. Webster
               Chairman of the Board

Gentlemen:

       This agreement, when countersigned by you, constitutes a full and complete termination of our agreement, including without limitation the provisions of Item 9 thereof, dated November 2, 1994 relating to the proposed merger of Marine Drilling Companies, Inc. and Falcon Drilling Company, Inc.

       Each of the parties agrees that it will not make any public or private statement concerning the subject matter of the agreement dated November 2, 1994, or the termination thereof that is intended to harm, impair the reputation of, or lead to unwanted or unfavorable publicity for, the other party.

       The parties agree that, anything therein to the contrary notwithstanding, the mutual Confidentiality Agreements dated July 11, 1994, shall remain in effect until December 31, 1996.


                                           Very truly yours,

                                           MARINE DRILLING COMPANIES, INC.


                                           By: /s/ WILLIAM O. KEYES
                                               --------------------------------
                                                  William O. Keyes
                                                  President and Chief Executive
                                                  Officer
Confirmed and Agreed:

FALCON DRILLING COMPANY, INC.


By: /s/ STEVEN A. WEBSTER
    ---------------------------
     Name: Steven A. Webster
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     Title: CEO
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